UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Odyssey Marine Exploration, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Odyssey Marine Exploration Confirms Sufficient Operational Funding and Welcomes New Executive Order

TAMPA, FL – April 28, 2025 – Odyssey Marine Exploration, Inc. (NASDAQ: OMEX), a U.S.-based leader in ocean exploration and sustainable mineral resource development, is pleased to see the issuance of a new Executive Order titled Unleashing America’s Offshore Critical Minerals and Resources. In addition, the company confirms that it currently has no specific plans to issue any securities under its universal shelf registration statement on Form S-3, which has been declared effective by the Securities and Exchange Commission (SEC) and provides Odyssey with the flexibility to access the capital markets in a timely manner. The specifics of any future offering, along with the prices and terms of any such securities offered by Odyssey, will be determined at the time of any such offering and will be described in detail in a prospectus supplement filed in connection with such offering. As previously announced, Odyssey currently anticipates that the proceeds from the Securities Purchase Agreement (SPA) executed by the company in December 2024, together with other prior funding arrangements, will continue to fund the company’s operations during 2025.

“This Executive Order is a milestone for U.S. resource strategy,” said Mark D. Gordon, CEO and Chairman of Odyssey Marine Exploration. “It validates what we have long known — that the seabed holds essential resources critical to our future and that it is not a question of if, but when, these resources must be responsibly explored and brought to market to meet growing global demand. The actions outlined in this Executive Order are a significant step forward, underscoring the growing global momentum toward securing critical minerals from the seafloor. With our expertise in deep-ocean exploration, Odyssey can capitalize on this opportunity and drive meaningful progress in advancing America’s offshore mineral strategy.”

The Executive Order prioritizes the rapid development of U.S. capabilities for the exploration, collection, and processing of seabed-derived critical minerals—essential to securing defense, clean energy, and advanced manufacturing inputs. With decades of proven leadership in ocean exploration and project development, Odyssey aligns with these national priorities through its active projects targeting battery metals (polymetallic nodules) and fertilizer-grade phosphates.

Odyssey’s Capabilities Aligned with the Executive Order:

•

Proven Track Record in Deep-Sea Exploration: Over 30 years of experience in mineral identification, marine operations, environmental stewardship, and project advancement, including more than 24,000 hours of seabed mapping across 75,000+ km² at depths up to 6,000 meters. We apply these capabilities to advance our portfolio of critical mineral projects and provide specialized exploration and advisory services to governments and seabed license holders worldwide.

•

Strong Government and Industry Partnerships: Collaborative relationships with sovereign governments, license holders, U.S. agencies, and academic institutions — aligning with the Executive Order’s call for allied cooperation and domestic capability building.

•	Advanced Project Pipeline Across Strategic Jurisdictions: Active development of battery metal and phosphate projects targeting critical U.S. supply chain gaps in energy and food security.

•

Proprietary Research: Odyssey’s 48-point global prospectivity program has analyzed over 100 countries’ exclusive economic zones resulting in identifying and ranking highly prospective subsea mineral targets around the world, including many in U.S. waters, which Odyssey will now prioritize. Our program is well aligned with the Executive Order’s seabed mapping and private-sector engagement directives.

•

Expertise in Regulatory Navigation and Permitting: Deep experience managing complex international and U.S. regulatory frameworks, supporting the Executive Order’s goals for streamlined permitting under the Deep Seabed Hard Mineral Resources Act and OCS Lands Act.

On April 25, 2025, Odyssey took certain important steps to ensure the company’s flexibility to appropriately use its common stock to raise funds for business and financial purposes in the future and to comply with the Nasdaq Listing Rules.

•

Universal Shelf Registration: Odyssey filed a prospectus as part of a registration statement with the Securities and Exchange Commission (SEC) using a “shelf” registration process. The prospectus, which provides that Odyssey may sell securities in one or more offerings up to a total dollar amount of $50 million, was a routine filing following the expiration of the company’s prior universal shelf registration.

•

Reverse Stock Split: Odyssey’s annual report and proxy statement includes a proposal for a potential reverse stock split, which the company would implement only if necessary to regain compliance with the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). This proposal is subject to approval by the company’s stockholders.

•

Authorized Share Increase: The company’s annual report and proxy statement also includes a proposal to implement an increase in the number of shares of authorized common stock from 75 million shares to up to 150 million shares or such lesser number of shares of common stock as is determined necessary or desirable by the Board of Directors for the company’s business and financial purposes. This proposal is subject to approval by the company’s stockholders.

Odyssey’s current operational funding and the flexibility provided by the shelf registration ensure that Odyssey is well prepared for the opportunities that may result from the Executive Order. As one of the few U.S. public companies engaged in this industry, Odyssey is uniquely positioned to help lead the effort, leveraging our unmatched expertise in deep-ocean exploration, regulatory strategy, and strategic project development.

Odyssey will continue to work closely with U.S. and global agencies, policymakers, and allies to help shape a strong, secure, and responsible future for seabed mineral development while creating long-term value for stakeholders and partners.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration and qualification under the securities law of such jurisdiction. Any offering of the securities covered by the shelf registration statement will be made solely by means of a prospectus and, if required, an accompanying prospectus supplement relating to that offering. A copy of the prospectus included in the shelf registration statement may be obtained on the SEC’s website at www.sec.gov or Odyssey’s investor relations website.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (NASDAQ: OMEX) is a global leader in ocean exploration with over 30 years of experience. The company is committed to sustainable and responsible discovery, validation, and advancement of seafloor critical mineral projects, including polymetallic nodules for battery metals and subsea phosphate deposits for fertilizers. Offering comprehensive research, marine operations, and regulatory compliance support, Odyssey works with governments and seafloor rights holders worldwide. Odyssey develops its projects in collaboration with a global network of partners, academics, and industry professionals who share its commitment to environmentally sound solutions to obtain minerals that will address present and future global challenges. Learn more at www.odysseymarine.com.